Exhibit 10.3

EXECUTION VERSION

YINTECH INVESTMENT HOLDINGS LIMITED

PRE-IPO RESTRICTED SHARE UNIT SCHEME1

(approved and adopted by a board resolution passed on 12 February, 2016)

(amended and restated as of 11 November, 2015)

1   Assumed from Win Yin Financial And Information Service Company Limited (see Explanatory Note on p. 1).

i

Explanatory Note:  In 2015, Yintech Investment Holdings Limited (“Yintech”) initiated a series of transactions constituting a reorganization (the “Reorganization”), pursuant to which a majority of the People’s Republic of China (the “PRC”) subsidiaries of Win Yin Financial And Information Service Company Limited (“Win Yin”) became the wholly owned subsidiaries of Shanghai Qian Zhong Su Investment Co., Ltd., Yintech’s wholly owned PRC subsidiary. In connection with the recently completed reorganization,  Yintech has assumed the Win Yin’s Pre-IPO Restricted Share Unit Scheme (the “Scheme”), which was amended and restated to reflect the intent of the parties to the Reorganization that the RSUs issued and outstanding under the Scheme be adjusted to relate to securities of Yintech Investment Holding Limited.  Further, on the Assumption Date and in connection with the Reorganization, Yintech assumed the Scheme and all rights, duties and obligations thereunder.

DEFINITIONS AND INTERPRETATION

1.1                               In this Scheme, save where the context otherwise requires, the following expressions have the respective meanings set opposite to them:

“Adoption Date”	means 13 January, 2015, the date on which this Scheme is duly approved and adopted by a resolution of the Shareholders of the Company;

“Articles”	means the memorandum and articles of association of the Company as amended from time to time;

“Assumption Date”	means 18 November, 2015, the date on which the Scheme was assumed by Yintech Investment Holding Limited;

“Auditors”	means the auditors for the time being of the Company;

“Award(s)”	means award(s) of RSUs granted to a Grantee pursuant to this Scheme;

“Board”	means the board of directors of the Company;

“Board Designee”

means a member of the Board designated by the Board to make such determinations as are set forth hereunder, provided that no member of the Board shall make any such determination involving any Award held by such Board member.

“Business Associate”

means any advisors, consultants, distributors, contractors, contract manufacturers, agents, customers, business partners, joint venture business partners or service providers of any member of the Group;

“Company”

prior to the Assumption Date, means Win Yin Financial and Information Service Company Limited, an exempted company incorporated on November 18, 2013 and existing under the laws of Cayman Islands with limited liability, and on and after the Assumption Date means Yintech Investment Holdings Limited;

“Director”	means any director (including executive director, non-executive director and independent non-executive director) of any member of the Group from time to time;

“Eligible Person(s)”	means any Director, Employee or Business Associate who the Board considers, in its sole discretion, has contributed or will contribute to the Group;

“Employee”	means any employee or officer of any member of the Group;

“Grantee(s)”	means the Selected Person(s) who have accepted the grant(s) of Award(s) by the Board pursuant to this Scheme;

“Group”	the Company and its Subsidiaries;

“PRC”

means the People’s Republic of China, except where the context requires, references in this Scheme to “PRC” do not apply to Taiwan, the Macau Special Administrative Region and the Hong Kong Special Administrative Region;

“RSU(s)”

means restricted share unit(s), a contingent right to receive either Share(s) or an equivalent value in cash with reference to the market value of the Share(s) on or about the date of vesting, as determined by the Board in its sole discretion;

“RSU Trustee”	means a professional trustee, who is an independent third party, appointed by the Board to assist with the administration and vesting of Awards granted pursuant to this Scheme;

“Selected Person(s)”	means Eligible Person(s) selected by the Board to receive the Award(s) under the Scheme at its discretion;

“Scheme”	means this Pre-IPO Restricted Share Unit Scheme in its present or any amended form;

“Shareholder”	means a holder of shares of the Company;

“Shares”

means ordinary shares of US$0.0001 each in the capital of the Company (or of such other nominal amount as shall result from a sub-division, consolidation, reclassification or reconstruction of the share capital of the Company from time to time).

“Subsidiary(ies)”

means any entity in which the Company has at any time, directly or indirectly, securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar function.

“Vesting”

means, in relation to an Award, upon fulfillment of the vesting schedule and vesting criteria (if any), a Grantee becoming entitled to have the rights attached to the Shares pursuant to this Scheme. The terms “vest”, “vesting” and “vested” shall be constructed accordingly.

1.2                               Construction of References

In this Scheme:

(i)                                     any reference to a section is a reference to a section of this Scheme;

(ii)                                  any reference to any statute or statutory provision shall be construed as a reference to such statute or statutory provision as respectively amended, consolidated or re-enacted from time to time, or as its operation is modified by any other statute or statutory provision (whether with or without modification) from time to time, and shall include any subsidiary legislation enacted under the relevant statute; and

(iii)                               any reference to a person includes an individual, a body corporate, a partnership, other unincorporated body or association of persons and any state or state agency.

1.3                               Interpretation

In this Scheme:

(i)                                     words importing the plural include the singular and vice versa; and

(ii)                                  words importing a gender include every gender.

1.4                               Headings

The headings are inserted for convenience only and shall not limit, vary, extend or otherwise affect the construction of any provision of this Scheme.

2.                                      PURPOSES AND OBJECTIVES OF THIS SCHEME

2.1                               The specific objective of this Scheme is to reward the Grantees for their services and contribution to the success of the Group, and to provide incentives to them to further contribute to the Group.

2.2                               These rules serve to set out the terms and conditions upon which the incentive arrangements for the Grantees shall operate.

3.                                      CONDITIONS

3.1                               This Scheme shall be subject to the passing by the shareholder(s) of the Company of a resolution to approve the adoption of this Scheme and to authorize the Board to grant the Award(s) under this Scheme and to allot and issue, procure the transfer of, and otherwise deal with the Shares in connection with the Scheme.

4.                                      SIZE OF THIS SCHEME

4.1                               Unless otherwise duly approved by the shareholders of the Company, the Shares in aggregate underlying all Awards under this Scheme shall not exceed 12,000,000 Shares (the “RSU Limit”); provided, that subject to the approval of the shareholders of the Company, following the Assumption Date the RSU Limit shall not exceed 20,000,000 Shares.

4.2                               The RSU Limit may be adjusted upon the occurrence of such events and in such manner as described in Section 13.

5.                                      DURATION AND ADMINISTRATION OF THIS SCHEME

5.1                               Subject to the fulfillment of the conditions in Section 3.1 and Section 15, this Scheme shall be valid and effective for a term of 10 years commencing on the Adoption Date (the “Scheme Period”), after which period no further Awards shall be granted or accepted, but the provisions of this Scheme shall remain in full force and effect in order to give effect to the vesting of Awards granted and accepted prior to the expiration of the Scheme Period.

5.2                               This Scheme shall be subject to the administration of the Board in accordance with the rules of this Scheme.  The Board has the power to construe and interpret the rules of this Scheme and the terms of the Awards granted hereunder. Any decision of the Board made in accordance with the rules of this Scheme shall be final and binding, provided in each case that such decision is made in accordance with the Articles and any applicable laws.

5.3                               The Board may delegate the authority to administer this Scheme to any one or more Directors.

5.4                               The Board will appoint the RSU Trustee to administer the granting and vesting of Awards granted to the Grantees pursuant to this Scheme. Subject to compliance with the laws of the Cayman Islands and the Articles, the Company shall provide such assistance as may be appropriate or necessary to enable the RSU Trustee to satisfy its obligations in connection with the administration and vesting of Awards granted to the Grantees pursuant to this Scheme.

No member of the Board shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Board nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Scheme may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Scheme unless arising out of such person’s own fraud or bad faith.

6.                                      GRANT OF AWARDS

6.1                               On and subject to the rules of this Scheme and all applicable laws and other regulations,

(i)                                     the Board may, within the Scheme Period, determine the Selected Persons to participate in this Scheme. Unless being so selected, no person shall be entitled to participate in this Scheme. The Board has full discretion to determine, from time to time, the basis of eligibility of any Selected Person for participation in this Scheme and the grant of Awards on the basis of their contribution to the development of the Group or any other factors as the Board deems appropriate.

(ii)                                  the Board shall, after the selection process, inform the RSU Trustee of the name(s) of the Selected Person(s), the number of Shares underlying the Award(s) to be granted to each of the Selected Person (s), the vesting schedule of the Award(s) and other terms and conditions (if any) that the Award(s) are subject to as determined by the Board.

(iii)                               Subject to limitations and conditions of this Scheme, the RSU Trustee (upon receipt of the notification from the Board) or the Board shall grant to each of the Selected Persons an offer of grant of Award(s) by way of a letter (the “Grant Letter”), subject to the conditions that the Board thinks fit.

The Grant Letter shall, among other things, address the following matters:

(a)         the Selected Person’s name;

(b)         the manner of acceptance of the Award(s) specified in the Grant Letter;

(c)          the last date for acceptance by the Selected Person;

(d)         the number of Shares underlying the Award;

(e)          the vesting schedule and vesting criteria (if any); and

(f)           other terms and conditions that the Board may determine at its discretion.

The Grant Letter shall attach an acceptance notice (the “Acceptance Notice”).

(iv)                              If the Selected Person accepts the offer of grant of Award(s) by signing the Grant Letter, he is required to sign the Acceptance Notice and return it to the Company within the time period and in a manner prescribed in the Grant Letter. Upon the receipt from the Selected Person of a duly executed Acceptance Notice, the Award(s) is granted to the Selected Person, who becomes a Grantee in this Scheme.

(v)                                 To the extent that the offer of grant of an Award is not accepted by the Selected Person within the time period or in a manner prescribed in the Grant Letter, it shall be deemed that such offer has been irrevocably declined and thus the grant has immediately lapsed.

(vi)                              The Board shall not grant any Award to any Selected Person in any of the following circumstances:

(a)         the requisite approvals for such grant from any applicable regulatory authorities have not been obtained;

(b)         the securities laws or regulations require that a prospectus or other offering documents be issued in respect of the grant of Award(s) or in respect of this Scheme, unless the Board determines otherwise;

(c)          the grant would result in a breach by the Group or any of its directors or senior management of any applicable laws, regulations or rules; or

(d)         the grant would result in breach of the RSU Limit (as set out in Section 4.1 above) or other rules of this Scheme.

(vii)                           the Grantee(s) shall not be required to bear or pay any price or fee for the grant of Award(s).

7.                                      VESTING OF AWARDS

7.1                               The Board has the sole discretion to determine the vesting schedule and vesting criteria (if any) for any grant of Award(s) to any Grantee, which may also be adjusted and re-determined by the Board from time to time.

7.2                               The RSU Trustee shall administer the vesting of Awards granted to each Grantee pursuant to the vesting schedule and vesting criteria (if any) determined by the Board.

7.3                               Upon fulfillment or waive of the vesting period and vesting criteria (if any) applicable to each of the Grantees, a vesting notice (the “Vesting Notice”) will be sent to the Grantee by the Board or by the RSU Trustee under the authorization and instruction by the Board confirming (a) the extent to which the vesting period and vesting criteria (if any) have been fulfilled or waived and (b) the number of Shares (and, if applicable, the cash or non-cash income, dividends or distributions and/or the sale proceeds of non-cash and non-scrip distributions in respect of these Shares) or the amount of cash the Grantee will receive.

7.4                               The Grantee may be required to execute, after receiving the Vesting Notice, certain documents set out in the Vesting Notice that the Board considers necessary (which may include, without limitation, a certification to the Group that he has complied with all the terms and conditions set out in this Scheme and the Grant Letter).

7.5                               Subject to the execution of documents (if any) by the Grantee set out in Section 7.4 above, the Board may decide at its sole discretion to:

(i)                                     direct and procure the RSU Trustee to transfer the Shares underlying the Award(s) (and, if applicable, the cash or non-cash income, dividends or distributions and/or the sale proceeds of non-cash and non-scrip distributions in respect of these Shares) to the Grantee or its wholly owned entity; or

(ii)                                  pay, or direct and procure the RSU Trustee to pay, to the Grantee in cash an amount which is equivalent to the value of the Shares (and, if applicable, the cash or non-cash income, dividends or distributions and/or the sale proceeds of non-cash and non-scrip distributions in respect of these Shares) set out in Section 7.5(i) above.

Unless otherwise determined by the Board, in the event that the Grantee fails to execute the required documents (if any) within the time period set out in the Vesting Notice, the vested Shares will lapse.

8.                                      ACCELERATION OF VESTING

The Board has the sole discretion to determine, at any time, to accelerate the vesting of any Award granted to any Grantee for various considerations.

Rights on a Takeover

8.1                               In the event a general offer by way of takeover, merger or otherwise in a like manner (other than by way of scheme of arrangement pursuant to Section 8.2 below) is made to all the shareholders of the Company (or shareholders other than the offeror and/or any person controlled by the offeror and/or any person acting in association or concert with the offeror) and the general offer to acquire the Shares is approved and the offer becomes or is declared unconditional in all respects prior to the vesting, the Award(s) of the Grantee will vest immediately to be extent specified in a notice given by the Company.

Rights on a Scheme of Arrangement

8.2                               In the event a general offer for Shares by way of scheme of arrangement is made by any person to all the shareholders of the Company and has been approved by the necessary number of shareholders at the requisite meetings prior to the vesting, the Award(s) of the Grantee will vest immediately to be extent specified in a notice given by the Company.

Rights on a Compromise or Arrangement

8.3                               If a compromise or arrangement between the Company and its shareholders or creditors is proposed in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies and a notice is given by the Company to its shareholders to convene a general meeting to consider and if thought fit approve such compromise or arrangement prior to the vesting, the Award(s) of the Grantee will vest immediately to be extent specified in a notice given by the Company.

Rights on a Voluntarily Winding-up

8.4                               In the event that an effective resolution is passed during the Scheme Period for voluntarily winding-up of the Company (other than for the purposes of a reconstruction, amalgamation or scheme of arrangement as set out above) prior to the vesting, the Award(s) of the Grantee will vest immediately to be extent specified in a notice given by the Company provided that all unexercised Awards must be exercised and effected by no later than one business day before the day of the proposed general meeting to be convened for the purpose of considering, and if thought fit, approving a resolution to voluntarily wind-up the Company (or to pass written resolutions of the shareholders to the same effect).

9.                                      LAPSE OF AWARDS

9.1                               Without prejudice to other rules under this Scheme, an unvested Award will automatically lapse immediately on the date on which:

(i)                                     the Grantee (being an Employee or Director of any member of the Group) ceases to be an employee, an officer or a director by reason of the termination of his employment, appointment or directorship, unless the Board Designee otherwise determines in writing that such unvested Options shall not lapse and will continue to remain valid, such termination notwithstanding;

(ii)                                  the Grantee (being an Employee) serves as an employee, director or officer of any other companies that are not a member of the Group, and/or, whether alone or jointly with others, carried on or be concerned or interested, directly or indirectly, whether as shareholder, employee, director, investor, consultant, adviser, partner or agent in any types of business which are in competition with or in opposition to any business of any member of the Group;

(iii)                               the Grantee being a Business Associate is under any contract with the Group, such contract is terminated by reason of breach of contract on the part of the Business Associate or the Grantee ceases to be a Business Associate for any other reason; or

(iv)                              the Grantee being a Business Associate, appears either to be unable to pay or have no reasonable prospect to be able to pay debts, or has become insolvent, or has made any arrangements or composition with his or her creditors generally, or ceases or threaten to cease to carry on its business, or is wound up, or has an administrator or liquidator being appointed for the whole or any part of its undertaking or assets; or has been convicted of any criminal offence involving integrity or honesty,

(v)                                 unless the Board otherwise determines, and other than in the circumstances referred to in Section 9.2 , the date the Grantee ceases to be a Eligible Person as determined by the Board for any reason;

(vi)                              the Grantee makes any attempt or takes any action to sell, transfer, assign, charge, mortgage, encumber, hedge or create any interest in favor of any other person over or in relation to any Shares underlying the granted Awards or any interests or benefits in relation to the Awards; and

(vii)                           subject to Section 8.4, the Company commences winding-up.

9.2                               In the event that a Grantee terminates his employment or service on account of incapacitation or death, such Grantee or his personal representative(s) shall be entitled to immediate vesting for 100% of the Awards that remain unvested as of the date of such incapacitation or death.

10.                               CANCELLATION OF AWARDS

10.1                        The Board may at its sole discretion cancel any Award that has not vested or lapsed, provided that:

(i)                                     the Company or its appointees pay to the Grantee an amount equal to the fair value of the Award at the date of the cancellation as determined by the Board, after consultation with an independent financial adviser appointed by the Board;

(ii)                                  the Company or its appointees provides to the Grantee a replacement Award of equivalent value to the Award to be cancelled; or

(iii)                               the Board makes any arrangement as the Grantee may agree in order to compensate him for the cancellation of the Award.

11.                               RIGHTS ATTACHED TO AWARDS AND SHARES

11.1                        A Grantee does not have any contingent interest in any Shares underlying an Award unless and until these Shares are actually transferred to the Grantee from the RSU Trustee. Furthermore, a Grantee may not exercise any voting right in respect of the Shares underlying the Award and, unless otherwise specified by the Board in its sole discretion in the Grant Letter to the Grantee, nor do they have any rights to any cash or non-cash income, dividends or distributions and/or the sale proceeds of non-cash and non-scrip distributions from any Shares underlying the Award.

11.2                        Any Shares transferred to a Grantee in respect of any Award shall be subject to the provisions of the Articles and will rank pari passu with the fully paid Shares in issue on the date of the transfer or, if that date falls on a day when the register of members of the Company is closed, the first day of the reopening of the register of members, and accordingly will entitle the holders to participate in all dividends or other distributions paid or made on or after the date of transfer or, if that date falls on a day when the register of members of the Company closed, the first day of the reopening of the register of members.

12.                               ASSIGNMENT OF AWARDS

12.1                        Awards granted pursuant to this Scheme shall be personal to each Grantee and shall not be assignable or transferrable, except for (i) the transmission of an Award on the death of the Grantee to his personal representatives(s) according to the terms of this Scheme, or (B) the transfer of any Award to any trustee, acting in its capacity as such trustee, of any trust of which the Grantee is a beneficiary. Subject to the above, the Grantees are prohibited from selling, transferring, assigning, charging, mortgaging, encumbering, hedging or creating any interest in favor of any other person over or in relation to any property held by the RSU Trustee on trust for the Grantees, Awards or any interest or benefits therein.

13.                               REORGANIZATION OF CAPITAL STRUCTURE

13.1                        In the event of an alteration in the capital structure of the Company whilst any RSU has not vested by way of capitalization of profits or reserves, bonus issue, rights issue, open offer, subdivision or consolidation of shares, reduction of the share capital of the Company or otherwise howsoever in accordance with legal requirements and requirements of any stock exchange (other than an issue of Shares as consideration in respect of a transaction to which the Company or any Subsidiary is a party or in connection with any share option, restricted share or other equity incentive schemes of the Group) or in the event of any distribution of the Company’s capital assets to its shareholders on a pro rata basis (whether in cash or in specie) (other than dividends paid out of the net profits attributable to its shareholders for each financial year of the Company), such corresponding alterations (if any) shall be made to the number or nominal amount and type of Shares (or other securities) subject to the RSU so far as unvested as the Auditors or an independent financial adviser approved by the Company shall certify in writing, either generally or as regard any particular Grantee, to have in their opinion, fairly and reasonably satisfied the requirement that such adjustments give a Grantee the same proportion (or rights in respect of the same proportion) of the share capital of the Company as that to which that Grantee was previously entitled. The capacity of the Auditors or the approved independent financial adviser in this section is that of experts and not of arbitrators and their certification shall, in absence of manifest error, be final and binding on the Company and the Grantees. The costs of the Auditors or the approved independent financial adviser shall be borne by the Company.

13.2                        For the avoidance of doubt, following the date on which the Shares first commence trading on a Stock Exchange the events set forth in Section 13.1 shall include any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, in each case in respect of which an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Scheme.

14.                               DISPUTES

Any dispute arising in connection with this Scheme shall be referred to the determination or interpretation of the Board who shall act as experts and not as arbitrators and whose decision shall be final and binding.

15.                               ALTERATION OR AMENDMENT OF THIS SCHEME

The terms of this Scheme may be altered, amended or waived in any respect by the Board provided that such alteration, amendment or waiver shall not affect any subsisting rights of any Grantee hereunder. Any alteration, amendment or waiver to the Scheme of a material nature shall be approved by the shareholders of the Company. The Board shall have the right to determine whether any proposed alteration, amendment or waiver is material and such determination shall be conclusive.

16.                               TERMINATION

This Scheme may be terminated at any time prior to the expiry of the Scheme Period by the Board provided that such termination shall not affect any subsisting rights of any Grantee hereunder.  For the avoidance of doubt, no further Awards shall be granted after this Scheme is terminated but in all other respects the provisions of this Scheme shall remain in full force and effect.  No further Award shall be granted after such termination; however, all Awards granted prior to such termination and not vested on the date of termination shall remain valid. In such event, the Board shall notify the RSU Trustee and all Grantees of such termination and how the Shares held by the RSU Trustee on trust and other interests or benefits in relation to the outstanding Awards shall be dealt with.

17.                               MISCELLANEOUS

17.1                        The Company shall bear the costs of establishing and administering this Scheme. For the avoidance of doubt, the Company shall not be liable for any tax, duty, expense or liability that the Grantee(s) is subject to as a result of his participation in this Scheme, including any sale, purchase, vesting or transfer of the Shares hereunder.

17.2                        A Grantee shall be responsible for obtaining any governmental or other official consent or complying with other form(s) of legal, regulatory or judicial requirements that may be required by any country or jurisdiction in order to permit the vesting of his Award. The Company shall not be responsible for any failure by a Grantee to obtain any such consent or for any tax or other liability to which a Grantee may become subject as a result of his participation in this Scheme or the vesting of any Award.

17.3                        Any notice or other communication between any of the Board or the RSU Trustee, and the Grantee(s) shall be given by prepaid post or hand delivery to the respective address as notified from time to time.

17.4                        Any notice or other communication shall:

(i)                                     if served by the Board or the RSU Trustee by post, be deemed to have been served 24 hours after it was put in the post or, if delivered by hand, be deemed to be served when delivered; and

(ii)                                  if served by the Grantee(s), be deemed to have been served when it is actually received by the Board or the RSU Trustee.

17.5                        This Scheme shall not confer, directly or indirectly, on any person any legal or equitable rights (other than those constituting the Award(s) themselves) or give rise to any cause of action at law or in equity against the company.

17.6                        This Scheme shall not form part of any contract of employment or for services between any member of the Group and any Grantee, and the rights and obligations of any Grantee under the terms of his office or employment or provision of service shall not be affected by his participation in this Scheme or any right he may have to participate in it and this Scheme shall afford such Grantee no additional rights to compensation or damages in consequence of the termination of such office or employment or provision of service for any reason.

17.7                        The grant of an Award on a particular basis in any year does not create any right to or expectation of the grant of Awards on the same basis, or at all, in any future year.  Participation in this Scheme does not imply any right to participate, or to be considered for participation in any later operation of this Scheme. Subject to any applicable legislative requirement, any Award will not be regarded as remuneration for pension purposes or for the purposes of calculating payments on termination of employment. By accepting an Award, a Grantee shall be deemed irrevocably to have waived any entitlement, by way of compensation for loss of office or otherwise howsoever, to any sum or other benefit to compensate him for or in respect of any loss of any rights or benefits under any Award then held by him or otherwise in connection with this Scheme.

17.8                        The Board may, from time to time, adopt such operational rules as it considers appropriate for the purposes of giving effect to or implementing this Scheme, provided that these rules do not conflict with this Scheme or contravene any of the applicable laws, regulations or rules.

17.9                        Each and every provision hereof shall be treated as a separate provision and shall be severally enforceable as such and in the event of any provision or provisions being or becoming unenforceable in whole or in part. To the extent that any provision or provisions are unenforceable they shall be deemed to be deleted from these rules of this Scheme, and any such deletion shall not affect the enforceability of the rules of this Scheme as remain not so deleted.

17.10                 This Scheme shall operate subject to the Articles and any applicable law.

18.                               GOVERNING LAW

The rules of this Scheme shall be governed by and construed in accordance with the laws of the Cayman Islands.